Exhibit 4.1


                               E X E C U T I O N   C O P Y

                 LIMITED WAIVER REGARDING SALE OF CENTER FOR TECHNOLOGY

                                     August 18, 2000





             Kaiser Aluminum & Chemical Corporation
             Kaiser Aluminum Corporation
             5847 San Felipe, Suite 2600
             Houston, TX 77057

             Attention:     John T. LaDuc
                            Karen A. Twitchell

             Ladies and Gentlemen:

                       Reference is made to that certain Credit Agreement
             dated as of February 15, 1994, as amended by First Amendment to Credit Agreement dated as of July 21, 1994; Second Amendment to Credit Agreement dated as of March 10, 1995; Third Amendment to Credit Agreement and Acknowledgment dated as of July 20, 1995; Fourth Amendment to Credit Agreement dated as of October 17, 1995; Fifth Amendment to Credit Agreement dated as of December 11, 1995; Sixth Amendment to Credit Agreement dated as of October 1, 1996; Seventh Amendment to Credit Agreement dated as of December 17, 1996; Eighth Amendment to Credit Agreement dated as of February 24, 1997; Ninth Amendment to Credit Agreement and Acknowledgment dated as of April 21, 1997; Tenth Amendment to Credit Agreement and Assignment dated as of June 25, 1997; Eleventh Amendment to Credit Agreement and Limited Waivers dated as of October 20, 1997; Twelfth Amendment to Credit Agreement dated as of January 13, 1998; Thirteenth Amendment to Credit Agreement dated as of July 20, 1998; Fourteenth Amendment to Credit Agreement dated as of December 11, 1998; Fifteenth Amendment to Credit Agreement dated as of February 23, 1999; Sixteenth Amendment to Credit Agreement dated as of March 26, 1999; Seventeenth Amendment to Credit Agreement dated as of September 24, 1999; and Eighteenth Amendment to Credit Agreement dated as of February 11, 2000 (said Credit Agreement, as amended, being the CREDIT AGREEMENT , the terms defined therein being used herein as therein defined), among Kaiser Aluminum & Chemical Corporation, a Delaware corporation (the COMPANY ), Kaiser Aluminum Corporation, a Delaware corporation (the PARENT GUARANTOR ), the financial institutions listed on the signature pages hereof (the
              LENDERS ) and Bank of America, N.A., as Agent (the  AGENT ).

                       The Company has informed Agent that it has received
             an offer from PE Corporation (NY) to purchase the property owned by the Company in Pleasanton, California, known as the Center for Technology for net cash proceeds of approximately $50,000,000 and that it intends to use such proceeds for general corporate purposes, including the rebuilding of the alumina refinery owned by the Company in Gramercy, Louisiana. At the request of the Company, the undersigned Lenders, constituting all Lenders under the Credit Agreement, hereby waive compliance with the provisions of Section 9.2.11 of the Credit Agreement to the extent, and only to the extent, necessary to permit the sale of the Center for Technology as described above and hereby authorize the Agent to execute such documents and take such actions as may be necessary or desirable to release the Lien of the Agent, for the benefit of the Lenders, on such property.

                       Without limiting the generality of the provisions of
             Section 12.1 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written and relates solely to permitting the Company to sell the Center for Technology notwithstanding the provisions of Section 9.2.11 of the Credit Agreement in the manner and to the extent described above, and nothing in this Limited Waiver shall be deemed to
             (a) constitute a waiver of compliance by the Company with respect to Section 9.2.11 of the Credit Agreement in any other instance or any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that the Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein. Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

                       This Limited Waiver may be executed in any number of
             counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                       THIS LIMITED WAIVER SHALL BE DEEMED TO BE A CONTRACT
             MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO CONFLICTS OF LAWS.

                       IN WITNESS WHEREOF, the parties hereto have caused
             this Limited Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

             KAISER ALUMINUM                  KAISER ALUMINUM & CHEMICAL
             CORPORATION                      CORPORATION

             By:  /S/ Karen A. Twitchell      By:  /S/ Karen A. Twitchell
             Name:  Karen A. Twitchell        Name:  Karen A. Twitchell
             Its: Vice President and          Its: Vice President and
             Treasurer                        Treasurer

             BANK OF AMERICA, N.A.            BANK OF AMERICA, N.A.
             (successor to BankAmerica        (successor to BankAmerica
             Business Credit, Inc.),          Business Credit, Inc.)
             as Agent
                                              By:  /S/ Michael J. Jasaitis
             By:  /S/ Michael J. Jasaitis     Name:    Michael J. Jasaitis
             Name:    Michael J. Jasaitis     Its:      Vice President
             Its:      Vice President

             BANK OF AMERICA, N.A.            THE CIT GROUP/BUSINESS
             (formerly known as Bank of       CREDIT, INC.
             America National Trust and
             Savings Association)

             By:  /S/ Michael Balok           By:  /S/ Grant Weiss
             Name:    Michael Balok           Name:    Grant Weiss
             Its:   Managing Director         Its:Assistant Vice President

             CONGRESS FINANCIAL               HELLER FINANCIAL, INC.
             CORPORATION (WESTERN)

             By:  /S/ Gary D. Cassianni       By:  /S/ Albert J. Forzano
             Name:    Gary D. Cassianni       Name:    Albert J. Forzano
             Its:     Vice President          Its:     Vice President

             LA SALLE BANK NATIONAL           TRANSAMERICA BUSINESS
             ASSOCIATION (formerly La         CREDIT CORPORATION
             Salle National Bank)


             By:  /S/ Douglas C. Colletti     By:  /S/ Robert L. Heinz
             Name:  Douglas C. Colletti       Name:  Robert L. Heinz
             Its:  1st VP                     Its:  Senior Vice President

             ABN AMRO BANK N.V.

             By:  /S/ L. David Wright
             Name:  L. David Wright
             Its:  Group Vice President

             By:  /S/ Philip J. Leigh
             Name:  Philip J. Leigh
             Its:  Vice President


             ACKNOWLEDGED AND AGREED TO:

             AKRON HOLDING CORPORATION        KAISER ALUMINUM & CHEMICAL
                                              INVESTMENT, INC.
             By:  /S/ Karen A. Twitchell
             Name:    Karen A. Twitchell      By:  /S/ Karen A. Twitchell
             Its:  Vice President and         Name:    Karen A. Twitchell
                       Treasurer              Its:  Vice President and
                                                        Treasurer

             KAISER ALUMINUM PROPERTIES,      KAISER ALUMINUM TECHNICAL
             INC.                             SERVICES, INC.

             By:  /S/ Karen A. Twitchell
             Name:    Karen A. Twitchell      By:  /S/ Karen A. Twitchell
             Its:  Vice President and         Name:    Karen A. Twitchell
                       Treasurer              Its:  Vice President and
                                                        Treasurer

             OXNARD FORGE DIE COMPANY,        KAISER ALUMINIUM
             INC.                             INTERNATIONAL, INC.

             By:  /S/ Karen A. Twitchell      By:  /S/ Karen A. Twitchell
             Name:    Karen A. Twitchell      Name:    Karen A. Twitchell
             Its:  Vice President and         Its:  Vice President and
                       Treasurer                        Treasurer

             KAISER ALUMINA AUSTRALIA         KAISER FINANCE CORPORATION
             CORPORATION

             By:  /S/ Karen A. Twitchell      By:  /S/ Karen A. Twitchell
             Name:    Karen A. Twitchell      Name:    Karen A. Twitchell
             Its:  Vice President and         Its:  Vice President and
                       Treasurer                        Treasurer

             ALPART JAMAICA INC.              KAISER JAMAICA CORPORATION

             By:  /S/ Karen A. Twitchell      By:  /S/ Karen A. Twitchell
             Name:    Karen A. Twitchell      Name:    Karen A. Twitchell
             Its:  Vice President and         Its:  Vice President and
                       Treasurer                        Treasurer

             KAISER BAUXITE COMPANY           KAISER EXPORT COMPANY

             By:  /S/ Karen A. Twitchell      By:  /S/ Karen A. Twitchell
             Name:    Karen A. Twitchell      Name:    Karen A. Twitchell
             Its:  Vice President and         Its:  Vice President and
                       Treasurer                        Treasurer

             KAISER MICROMILL                 KAISER SIERRA
             HOLDINGS, LLC                    MICROMILLS, LLC

             By:  /S/ Karen A. Twitchell      By:  /S/ Karen A. Twitchell
             Name:    Karen A. Twitchell      Name:    Karen A. Twitchell
             Its:  Vice President and         Its:  Vice President and
                       Treasurer                        Treasurer

             KAISER TEXAS SIERRA              KAISER TEXAS MICROMILL
             MICROMILLS, LLC                  HOLDINGS, LLC

             By:  /S/ Karen A. Twitchell      By:  /S/ Karen A. Twitchell
             Name:    Karen A. Twitchell      Name:    Karen A. Twitchell
             Its:  Vice President and         Its:  Vice President and
                       Treasurer                        Treasurer